UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	45-3598066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-260065

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are shares of its common stock, par value $0.001 per shares (the “Common Stock”) of Blackboxstocks, Inc. (the “Company”). A description of the Common Stock is set forth under the heading “Description of Securities the Company is Offering” in a prospectus relating to the offering of shares of Common Stock. Such description referred to above, which constitutes part of the Company’s Registration Statement on Form S-1 (File No. 333-260065) relating to the Common Stock to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference into this Form 8-A.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKBOXSTOCKS INC.

Dated: November 9, 2021	By:	/s/ Gust Kepler
Gust Kepler
President and Chief Executive Officer